Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-1G TRUST

      Quarterly Noteholders Report Related to the May 27, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD   $612,124,297.98
at the first day after the payment date occurring                          AUD $1,029,836,165.95
during the collection period                             B1 Notes:         USD    $12,650,568.82
                                                                           AUD    $20,299,775.20

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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,127,131.94

notes on the payment date                                B1 Notes:         USD $62,304.05
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Aggregate of principal payments to be made in respect
to each class of notes on payment date being 27th        A2 Notes:         USD $33,993,967.87
May 2004                                                 B1 Notes;         USD $702,542.00
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Income for the collection period                         AUD $20,387,927.20
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $88,087,938.00
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Expenses of the trust for the period                     AUD $17,612,013.25
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $24,049,541.00
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Interest rates (US all in) applicable for period         A2 Notes:         1.56000%
ending 26th August 2004                                  B1 Notes:         2.14000%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD $1,807,818.00
during the Collection period                             Unscheduled       AUD $86,280,120.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         18 May 2004:  AUD $1,076,487,004.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29        1.76%
period                                                                    30-59       0.62%
                                                                          60+         0.48%
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